UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 5, 2019
Date of Report (date of earliest event reported)

ADVANCED MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2485 Augustine Drive
Santa Clara, California 95054
(Address of principal executive offices) (Zip Code)

(408) 749 4000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMD	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 5, 2019, the Compensation and Leadership Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of Advanced Micro Devices, Inc. (the “Company”) recommended, and the Board approved: (a) an annual salary increase and new target bonus opportunity for Dr. Lisa T. Su, the Company’s President and Chief Executive Officer; (b) the grant of an annual long-term equity incentive award with a target value of $11,651,000 to Dr. Su (the “CEO Annual LTI Award”); and (c) the grant of special long-term equity incentive awards to Dr. Su and Mr. Mark Papermaster, the Company’s Chief Technology Officer and Executive Vice President, with a target value of $25 million for Dr. Su (the “CEO Value Creation Equity Award”) and $7 million to Mr. Papermaster (the “CTO Value Creation Equity Award”).
The CEO Annual LTI Award, CEO Value Creation Equity Award and the CTO Value Creation Equity Award will be granted on August 9, 2019 under the terms of the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan, as amended and restated (the “Plan”).
The CEO Value Creation Equity Award and the CTO Value Creation Equity Award are made in recognition of Dr. Su’s and Mr. Papermaster’s unique value and contributions to the Company, to motivate and reward continued exceptional shareholder value creation, and to further incentivize their long-term retention and dedication.
CEO Annual Base Salary Increase and 2019 Target Bonus Opportunity
Beginning July 1, 2019, Dr. Su’s annual salary will increase by $55,000 to $1,055,000. In addition, effective as of July 1, 2019, Dr. Su’s target bonus opportunity under the Company’s 2019 executive incentive plan was increased from 150% of her fiscal 2019 base salary to 170% of her fiscal 2019 base salary.

CEO Annual LTI Award
The CEO Annual LTI Award will be converted into a target number of performance-based restricted stock units (“PRSUs”), time-based stock options (“Stock Options”) and time-based restricted stock units (“RSUs”). The target number of PRSUs and the number of RSUs will be determined by dividing 50% and 25% respectively, of the target value by the average closing price of the Company’s stock over the 30 trading-day period ending on the grant date (the “Conversion Price”). The number of Stock Options will be determined by converting 25% of the target value using the Conversion Price and a binomial factor.

The number of PRSUs that Dr. Su may earn will range from 0% to 250% of her target number of PRSUs, provided that the maximum number of PRSUs that she may earn is capped at the number equal to (a) twelve times the grant date target value of the PRSUs divided by (b) the closing price of the Company’s stock on the last day of the Performance Period (defined below). Dr. Su is eligible to earn between 0% and 200% of her target number of PRSUs depending on the return on the Company’s stock price relative to the return on the S&P 500 Index, in each case over the performance period that begins on August 9, 2019 and ends on August 9, 2022 (or, if earlier, the date immediately preceding the effective date of a change of control (as defined in the Plan)) (as applicable, the “Performance Period”). Dr. Su will also earn a number of PRSUs equal to 0%, 25% or 50% of the number of PRSUs (if any) she earns depending on the Company’s non-GAAP earnings per share (“EPS”) growth from its 2019 to 2021 fiscal years. If a change of control occurs before the Company reports its fiscal year 2021 earnings, but after the Company reports its fiscal year 2019 earnings, Dr. Su will earn 0%, 25%, or 50% of the number of PRSUs (if any) earned based on the percentage by which the Company’s fiscal year 2020 non-GAAP EPS exceeds its fiscal year 2019 non-GAAP EPS. If a change of control occurs before the Company reports its fiscal year 2019 earnings, Dr. Su will not earn any additional PRSUs. In no event, however, will the total number of PRSUs earned by Dr. Su exceed 250% of her target number of PRSUs. If the return on the Company’s stock price over the Performance Period is negative, then the total number of PRSUs that Dr. Su will earn, will be reduced by 50%.

Vesting of any earned PRSUs is subject to Dr. Su’s continued provision of services to the Company through August 9, 2022 (or, if earlier, the one-year anniversary of a change of control), provided that vesting may be accelerated pursuant to the terms of her employment agreement with the Company. Earned and vested PRSUs will generally be settled on August 16, 2022. The Stock Options will have an exercise price equal to 100% of the fair market value of the Company’s common stock on the Grant Date and have a term of seven years. The Stock Options and RSUs will vest 1/3 on each of August 9, 2020, August 9, 2021 and August 9, 2022.

CEO and CTO Value Creation Equity Awards
The CEO Value Creation Equity Award and the CTO Value Creation Equity Award will be converted into a target number of PRSUs that will be determined by dividing the target value of each award by the Conversion Price. The number of PRSUs that may be earned is based on the achievement of five-year compounded annual growth rate milestones related to the Company’s 60-trading day average closing stock price during the performance period that begins on the grant date and ends on August 9, 2024 (or, if earlier, the date of a change of control (as defined in the Plan)), with the potential to earn 0% to 200% of the target number of PRSUs.
Any PRSUs that are earned (an “earned PRSU”) based on one or more performance milestones achieved on or before the third anniversary of the grant date will vest 50% on each of the third and fifth anniversaries of the grant date. Any earned PRSUs that were earned based on one or more performance milestones achieved after the third anniversary of the grant date but before or on the fifth anniversary of the grant date will vest 100% on the fifth anniversary of the grant date. For the CEO Value Creation Equity Award, vesting is contingent on Dr. Su continuing as the Company’s CEO or as the Executive Chair of the Board from the grant date through the applicable vesting date. For the CTO Value Creation Equity Award, vesting is contingent on Mr. Papermaster continuing as an Executive Vice President or more senior position with the Company from the grant date through the applicable vesting date.
If Dr. Su incurs a “covered termination” (as defined in her employment agreement) or if Mr. Papermaster’s employment with the Company is involuntarily terminated (other than for misconduct) during the performance period, then (a) the unvested earned PRSUs held by Dr. Su or Mr. Papermaster, as applicable, that were scheduled to vest on or before the one-year anniversary of the termination date will immediately vest and (b) the unvested unearned PRSUs held by Dr. Su or Mr. Papermaster, as applicable, will remain outstanding for 12 months (or, if earlier, until August 9, 2024 or the date of a change in control (as defined in the Plan)) and vest if such PRSUs would have vested had he or she remained employed in a covered position for such period.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2019	ADVANCED MICRO DEVICES, INC.

By:	/s/ Harry A. Wolin
Name:	Harry A. Wolin
Title:	Senior Vice President, General Counsel and Corporate Secretary